                                                                   EXHIBIT 10.10


                        MASTER SOFTWARE LICENSE AGREEMENT

                                     BETWEEN

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       AND

                                 MIGRATEC, INC.

                                TABLE OF CONTENTS

                                       FOR

                        MASTER SOFTWARE LICENSE AGREEMENT

                   ARTICLE I. AGREEMENT, TERM, AND DEFINITIONS
      1.1 Agreement and Term .............................................      1
      1.2 Certain Definitions ............................................      1

                           ARTICLE II. PURCHASE ORDERS

      2.1 Preparation of Purchase Orders .................................      2
      2.2 Issuance and Acceptance of Purchase Orders .....................      3
      2.3 Purchase Order Alterations .....................................      3
      2.4 Evaluation Purchase Orders .....................................      3
      2.5 Cancellation of Purchase Orders ................................      4

            ARTICLE III. PROVISION OF LICENSED SOFTWARE AND SERVICES

      3.1 General ........................................................      4
      3.2 Transportation of Licensed Software ............................      4
      3.3 Risk of Loss ...................................................      4
      3.4 Installation of Licensed Software ..............................      4
      3.5 Right to Cancel for Delays .....................................      4
      3.6 Time and Materials Services ....................................      5
      3.7 Services in General ............................................      6
      3.8 Ownership of Intellectual Property Rights ......................      7
      3.9 Use of Existing Materials ......................................      8
      3.10 Further Acts ..................................................      8
      3.11 Time of Performance ...........................................      8
      3.12 EDS Business Practices ........................................      8
      3.13 Training Services .............................................      8
      3.14 Development Services ..........................................      8

                   ARTICLE IV. PROVISION OF LICENSED SOFTWARE

      4.1 Acceptance of Licensed Software ................................      8
      4.2 Grant of License ...............................................      9
      4.3 Transfer of Licensed Software ..................................     10
      4.4 Ownership of Licensed Software and Modifications ...............     10
      4.5 Proprietary Markings ...........................................     10
      4.6 Duplication of Documentation ...................................     10
      4.7 Non-Disclosure .................................................     11
      4.8 Licensed Software Support Services .............................     11
      4.9 Licensed Software Support Services Options .....................     12
      4.10 Provision of Source Code ......................................     12
      4.11 Acquisition of Third Party Software ...........................     13
      4.12 Software from an Authorized Third Party .......................     14
      4.13 Ownership of Imbedded Code ....................................     14

               ARTICLE V. WARRANTIES, INDEMNITIES, AND LIABILITIES

      5.1 Warranty .......................................................     14
      5.2 Proprietary Rights Indemnification .............................     15
      5.3 Cross Indemnification ..........................................     15
      5.4 Limitation of Liability ........................................     15
      5.5 Insurance ......................................................     16
      5.6 Survival of Article V ..........................................     16

                        ARTICLE VI. PAYMENTS TO SUPPLIER

      6.1 Charges, Prices, and Fees for Licensed Software and Services ...     16
      6.2 Modifications to Charges .......................................     17
      6.3 Auto Payment ...................................................     17
      6.4 Payment Through Invoicing ......................................     18
      6.5 Software Fee Payment for Line of Source Code Charges ...........     19
      6.6 Taxes ..........................................................     19

                            ARTICLE VII. TERMINATION
7.1 Termination for Cause ................................................     20
7.2 Termination for Insolvency or Bankruptcy .............................     20
7.3 Termination for Non-Payment ..........................................     20
7.4 Termination of Software License ......................................     20
7.5 Rights Upon Termination ..............................................     21

                           ARTICLE VIII. MISCELLANEOUS

8.1 Binding Nature, Assignment, and Subcontracting .......................     21
8.2 Counterparts .........................................................     21
6.3 Headings .............................................................     21
8.4 Authorized Agency ....................................................     21
8.5 Relationship of Parties ..............................................     22
8.6 Confidentiality ......................................................     22
8.7 Media Releases .......................................................     22
8.8 Dispute Resolution ...................................................     23
8.9 Electronic Communications ............................................     23
8.10 Proposals and Special Projects ......................................     23
8.11 Governmental Customers ..............................................     23
8.12 International Business ..............................................     23
8.13 Compliance with Laws ................................................     23
8.14 Labor ...............................................................     24
8.15 Export ..............................................................     24
8.16 Notices .............................................................     24
8.17 Force Majeure .......................................................     24
8.18 Severability ........................................................     25
6.19 Waiver ..............................................................     25
8.20 Remedies ............................................................     25
8.21 Survival of Terms ...................................................     25
8.22 Nonexclusive Market and Purchase Rights .............................     25
8.23 GOVERNING LAW .......................................................     25
8.24 Entire Agreement ....................................................     25

                                LIST OF EXHIBITS

                                    EXHIBIT A

                             EDS BUSINESS PRACTICES

                                    EXHIBIT B

                            CHARGES, PRICES, AND FEES

                                    EXHIBIT C

                       THIRD PARTY SYSTEM ACCESS AGREEMENT

                                    EXHIBIT D

                            NON-DISCLOSURE AGREEMENT

                                    EXHIBIT E

                                TRAINING SERVICES

                                    EXHIBIT F

                              DEVELOPMENT SERVICES

                        MASTER SOFTWARE LICENSE AGREEMENT

     THIS MASTER SOFTWARE LICENSE AGREEMENT (the "Agreement"), dated September 1, 1998 (the "Effective Date"), is between MIGRATEC, INC., a Texas corporation ("MigraTEC"), and ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation ("EDS").

                              W I T N E S S E T H:

     WHEREAS, EDS desires to have the right to license computer software programs and to obtain services from MigraTEC from time to time; and

     WHEREAS, MigraTEC is willing to provide computer software programs and services to EDS in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and to be received, MigraTEC and EDS agree as follows:

                   ARTICLE I. AGREEMENT, TERM, AND DEFINITIONS

1.1 Agreement and Term. The parties agree that the terms and conditions of this Agreement apply to the provision of computer software programs and services to EDS by MigraTEC. The initial term of this Agreement shall be five (5) years commencing on the Effective Date. The Agreement shall automatically renew for successive two (2) year renewal terms thereafter unless either party provides the other party written notice of its intent not to renew not less than six (6) months prior to the expiration of the initial or any renewal term.

1.2  Certain Definitions. The following definitions apply to this Agreement:

     (a) "Applicable Specifications" means the functional, performance, operational, compatibility, and other specifications or characteristics of a Product described in applicable Documentation and such other specifications or characteristics of a Product agreed upon in writing by the parties.

     (b) "Documentation" means user guides, operating manuals, education materials, product descriptions and specifications, technical manuals, supporting materials, and other information relating to the Products or used in conjunction with the Services, whether distributed in print, magnetic, electronic, or video format, in effect as of the date
          (i) a Product is shipped to or is accepted by EDS, as applicable, or
          (ii) the Service is provided to EDS.

     (c) "Employee" means those employees, agents, subcontractors, consultants, and representatives of MigraTEC provided or to be provided by MigraTEC to perform Services pursuant to this Agreement.

     (d) "Licensed Software" means computer programs in object code (including micro code) and/or source code, as applicable, provided or to be provided by MigraTEC pursuant to this Agreement. The definition of Licensed Software also includes any enhancements, translations, modifications, updates, releases, or other changes to Licensed Software which are provided or to be provided as part of MigraTEC's performance of warranty Service obligations or pre-paid support Services pursuant to this Agreement.

     (e)  "Line of Source Code" ("LOSC") is defined as:

        (i) Any line of code terminated by an end of line character and appearing in a source file or copy book listing (i.e., include file) excluding comment and/or blank lines. A copy book is counted only once, even if it is used in multiple programs (i.e., the copy book is counted ONLY the first time it is encountered).

        (ii) Any line of code which includes both code and comments shall be counted.

        (iii) A copy book or macro content is counted ONLY the first time it is encountered.

        (iv) Rework which is not creating additional revenue for EDS shall not be counted.

        (v) Rework which does create additional revenue for EDS shall be counted.

        (vi) Source code processed for reasonable internal testing of the Licensed Software, internal proof of concept and/or other internal non-revenue related activities; and/or code processed for prospect and/or customer demonstration purposes shall not be counted.

        (vii) Source code belonging to EDS and processed by EDS for purposes of analyzing or remediating such source code for EDS's benefit shall be counted.

        (viii) A line of source code is considered to be "processed" if either
               1) the line of source code has been searched for data fields of interest or 2) the line of source code has been modified. A line of source code that has been processed pursuant to both 1) and 2) herein will only be counted once.

     (f) "Products" means, individually or collectively as appropriate, Licensed Software, Documentation, and Work Products (as later defined in this Agreement), provided or to be provided by MigraTEC pursuant to this Agreement.

     (g) "Services" includes, but is not limited to, installation, education, acceptance testing, support, development, warranty, and time and materials services, provided or to be provided by MigraTEC pursuant to this Agreement.

     (h) "Site" means geographically contiguous buildings, each of which, in whole or in part, is occupied or accessed by EDS or a customer of EDS. "Geographically contiguous" means adjacent tracts or parcels of real property separated, if at all, only by publicly dedicated rights of way or private easements.

     (i) "Warranty Period" means the period specified in Section 5.1(e) of this Agreement during which MigraTEC is obligated to perform its warranty obligations.

                           ARTICLE II. PURCHASE ORDERS

2.1 Preparation of Purchase Orders. MigraTEC agrees that computer software programs and services which MigraTEC generally makes available to other customers shall be made available to EDS under the terms and conditions of this Agreement. EDS may request information about computer software programs and services in order to prepare purchase orders and MigraTEC shall promptly provide to EDS, at no charge, sufficiently detailed information which is responsive to EDS' request. From time to time and/or at EDS' request, MigraTEC shall provide written information to EDS about computer software programs and services, and new releases, versions or options related thereto, available or to be available from MigraTEC.

2.2 Issuance and Acceptance of Purchase Orders. References in this Section to purchase orders also apply to alterations to Purchase Orders (as later defined in this Section). The following governs the issuance and acceptance of purchase orders under this Agreement:

     (a) EDS may issue to MigraTEC written purchase orders identifying the Licensed Software and Services EDS desires to obtain from MigraTEC. Each purchase order may include other terms and conditions applicable to the Licensed Software and Services ordered; such other terms shall be consistent with the terms and conditions of this Agreement, or shall be necessary to place a purchase order, such as billing and shipping information, required delivery dates, installation locations, the LOSC to be processed and Charges (as later defined in this Agreement).

     (b) MigraTEC shall promptly accept purchase orders by providing to EDS a written or an oral acceptance of such purchase order, or by commencing performance pursuant to such purchase order. MigraTEC shall accept purchase orders which do not establish new or conflicting terms and conditions from those set forth in this Agreement, except purchase orders for training, consulting, or MigraTEC factory Services must have a mutually agreed upon schedule for such training, consulting, or MigraTEC factory Services or MigraTEC may reject said purchase order for training, consulting, or MigraTEC factory Services. MigraTEC shall also accept purchase orders incorporating terms and conditions which have been separately agreed upon in writing by the parties.

     (c) MigraTEC may reject a purchase order which does not meet the conditions described in subsection (b) above by promptly providing to EDS a written explanation of the reasons for such rejection. MigraTEC shall accept an alteration to the originally issued purchase order if such alteration remedies the items set forth in MigraTEC's written rejection.

     Purchase orders accepted in accordance with this Section are referred to as "Purchase Orders." EDS shall have no responsibility or liability for Licensed Software or Services provided without a Purchase Order.

2.3 Purchase Order Alterations. EDS may issue an alteration to a Purchase Order in order to, without limitation, (i) change a location for delivery, (ii) modify the quantity or type of Licensed Software and Services to be delivered or performed, (iii) implement any change or modification as required by or permitted in this Agreement, (iv) correct typographical or clerical errors, or (v) order Licensed Software or Services which are of superior quality, or are enhancements to or are new releases or new options of the Licensed Software or Services set forth in the Purchase Order.

2.4 Evaluation Purchase Orders. EDS may issue a purchase order to MigraTEC for Licensed Software evaluation by EDS at no charge for an evaluation period agreed upon by the parties. MigraTEC shall provide the Licensed Software listed in the evaluation Purchase Order to EDS and shall pay all related transportation and insurance costs. Such Licensed Software shall be protected by EDS in accordance with the non-disclosure requirements specified in this Agreement which are applicable to Licensed Software. At the conclusion of the evaluation period, EDS shall have the option to acquire such Licensed Software pursuant to this Agreement or to return such Licensed Software to MigraTEC at MigraTEC's expense without obligation to

     MigraTEC. Licensed Software which MigraTEC and EDS agree to be the subject of beta testing by EDS shall be subject to a separate agreement between the parties containing applicable beta test terms and conditions.

2.5 Cancellation of Purchase Orders. Except as otherwise agreed upon by the parties, EDS may cancel all or a portion of a Purchase Order relating to Licensed Software, without charge or penalty at any time prior to the scheduled delivery date of the affected Licensed Software. Purchase Orders, or portions thereof, for Services may be canceled as specified in the applicable sections of this Agreement.

            ARTICLE III. PROVISION OF LICENSED SOFTWARE AND SERVICES

3.1 General. EDS is entitled to obtain Licensed Software and Services for the benefit of and use by affiliates of EDS. Such affiliates and their respective employees are entitled to use the Licensed Software and Services in accordance with this Agreement and have and are entitled to all rights, benefits, and protections granted to EDS pursuant to this Agreement with respect to such Licensed Software and Services. However, an affiliate of EDS shall only be entitled to obtain Licensed Software and Services directly from MigraTEC pursuant to this Agreement if EDS so provides written notice to MigraTEC. EDS is responsible for compliance by its affiliates with the terms and conditions set forth in this Agreement. EDS and its affiliates have the right to transfer (in accordance with the terms and conditions of the Section of this Agreement titled "Transfer of Licensed Software") or promote the use of the Licensed Software and Services to third parties through EDS.

3.2 Transportation of Licensed Software. MigraTEC shall deliver Licensed Software to EDS on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of Licensed Software shall be paid by MigraTEC. The method and mode of all transportation shall be those selected by MigraTEC.

3.3 Risk of Loss. All risk of loss of, or damage to, Licensed Software shall be borne by MigraTEC until receipt of delivery of such Licensed Software by EDS. MigraTEC agrees to insure Licensed Software until receipt of delivery of such Licensed Software by EDS. If loss to or damage of Licensed Software occurs prior to receipt of delivery by EDS, MigraTEC shall immediately provide a replacement item or, if Licensed Software is not immediately replaceable, MigraTEC shall give EDS highest priority for the provision of replacement Licensed Software.

3.4 Installation of Licensed Software. If installation is set forth in the governing Purchase Order or is included in the Charge for Licensed Software, MigraTEC shall install Licensed Software in good working order at the designated location on or before the installation date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Installation Services shall include performance of MigraTEC's usual and customary diagnostic tests to determine the operational status of the Licensed Software. MigraTEC shall inform EDS of any education Services which are included with installation, and such education may be performed at a time mutually agreed upon by MigraTEC and EDS.

3.5 Right to Cancel for Delays. In the event of a delay in delivery of all or any portion of Licensed Software listed on a Purchase Order or Licensed Software listed on a series of Purchase Orders which relate to a specific project or request for proposal (the Licensed Software listed on such series of Purchase Orders referred to as "Related Licensed Software"), or in the event of a delay in the performance of Services which is not excused in this Agreement, EDS may cancel without charge all or any portion of the Licensed Software, Related Licensed Software or Services for which delivery or performance has been so delayed. If, in EDS' opinion, the delivered

     Licensed Software or Related Licensed Software are not operable without the remaining undelivered Licensed Software or Related Licensed Software, EDS may, at MigraTEC's expense, return any delivered Licensed Software or Related Licensed Software to MigraTEC. EDS shall not be liable for any expenses incurred by MigraTEC for canceled, undelivered, or returned Licensed Software or Related Licensed Software. EDS shall receive a refund of all amounts paid to MigraTEC with respect to the canceled and/or returned Licensed Software, Related Licensed Software and Services.

3.6 Time and Materials Services. If available from MigraTEC, EDS may obtain on a time and materials basis from MigraTEC consulting, development and other Services (excluding support Services which are provided pursuant to other sections of this Agreement) agreed upon by the parties in accordance with the terms and conditions set forth below.

     (a) EDS may specify on a purchase order the names, required number and skill levels of Employees to perform Services.

     (b) During the course of performance of Services, EDS may request replacement of an Employee or a proposed Employee. In such event, MigraTEC shall, within five (5) working days of receipt of such request from EDS, provide a substitute Employee of sufficient skill, knowledge, and training to perform the applicable Services. If, within the first thirty (30) days after an Employee's commencement of Services, EDS notifies MigraTEC (i) such Employee's level of performance is unacceptable, (ii) such Employee has failed to perform as required, or (iii) such Employee, in EDS' sole opinion, lacks the skill, knowledge or training to perform at the required level, then EDS shall not be required to pay for Services provided by such Employee during such period and MigraTEC shall refund to EDS all amounts paid for such Employee's Services. If EDS requests replacement of an Employee for the above-referenced reasons after such thirty (30) day time period, or at any time for a reason other than the reasons indicated above, EDS shall not be required to pay for, and shall be entitled to a refund of, any sums paid to MigraTEC for such Employee's Services after the date of EDS' requested replacement of such Employee.

     (c) MigraTEC shall not replace, without EDS' consent, an Employee then currently performing Services until the governing Purchase Order expires or is terminated; however, MigraTEC may replace, without EDS' consent, an Employee for reasons relating to the Employee's termination with MigraTEC, promotion, illness, death, or causes beyond MigraTEC's control.

     (d) EDS shall reimburse MigraTEC for reasonable expenses incurred by Employees in the performance of Services (if requested by MigraTEC in advance and approved by EDS) which are related to travel, lodging, and meals; such expenses shall be reimbursed in accordance with EDS' guidelines for its own employees.

     (e) MigraTEC shall establish and shall retain, for a period of three (3) years following the performance of time and materials Services, records which adequately substantiate the applicability and accuracy of Charges for such Services and related expenses to EDS. Upon receipt of reasonable advance notice from EDS, MigraTEC shall produce such records for audit by EDS.

     (f) Purchase Orders for Services provided or to be provided under this Section may be canceled at any time without charge or penalty, upon written notice to MigraTEC.

3.7 Services in General. In connection with the performance of any Services pursuant to this Agreement:

     (a) Unless a specific number of Employees is set forth in the governing Purchase Order, MigraTEC warrants it will provide sufficient Employees to complete the Services ordered within the applicable time frames established pursuant to this Agreement or as set forth in such Purchase Order.

     (b) MigraTEC warrants that Employees shall have sufficient skill, knowledge, and training to perform Services and that the Services shall be performed in a professional and workmanlike manner.

     (c) Employees performing Services in the United States must be United States citizens or lawfully admitted in the United States for permanent residence or lawfully admitted in the United States holding a visa authorizing the performance of Services on behalf of MigraTEC.

     (d) MigraTEC warrants that all Employees utilized by MigraTEC in performing Services are under a written obligation to MigraTEC requiring Employee: (i) to maintain the confidentiality of information of MigraTEC's customers, and (ii) if such Employee is not a full-time employee whose work is considered a "work for hire" under Section 101 of the United States Copyright Code, to assign all of Employee's right, title, and interest to MigraTEC in and to any Work Product which is developed, prepared, conceived, made, or suggested by such Employee while providing Services on behalf of MigraTEC.

     (e) MigraTEC shall require Employees providing Services at an EDS location to comply with applicable EDS security and safety regulations and policies.

     (f) MigraTEC shall provide for and pay the compensation of Employees and shall pay all taxes, contributions, and benefits (such as, but not limited to, workers' compensation benefits) which an employer is required to pay relating to the employment of employees. EDS shall not be liable to MigraTEC or to any Employee for MigraTEC's failure to perform its compensation, benefit, or tax obligations. MigraTEC shall indemnify, defend and hold EDS harmless from and against all such taxes, contributions and benefits and will comply with all associated governmental regulations, including the filing of all necessary reports and returns.

     (g) MigraTEC shall allow EDS or its designated third party to conduct a background investigation and drug screening ("Investigation") of any Employee performing Services in the United States, Canada and Mexico if EDS intends to provide the Employee with unescorted access to an EDS location. In connection with such Investigation EDS shall provide to MigraTEC a standard form authorizing the Investigation and MigraTEC shall promptly secure the completion of such form by the Employee. Any and all information obtained in connection with an Investigation of any Employee or acquired or made known during such Investigation shall be deemed confidential and shall not be revealed to persons without a bona fide need to know. If, after reviewing the results of an Investigation, EDS elects not to accept an Employee for performance of Services under this Agreement, MigraTEC agrees to not utilize such Employee in the performance of Services. EDS shall waive the Investigation for an Employee if MigraTEC provides EDS with written confirmation that: (i) MigraTEC has conducted a background and drug screening investigation of such Employee with satisfactory results, or
          (ii) the Employee has been employed with MigraTEC for at least five
          (5) years in good standing.

3.8 Ownership of Intellectual Property Rights. (a) For purposes of this Agreement, the following definitions apply:

     (i) "Work Product(s)" means (in any form including source code) any and all ideas, processes, methods, programming aids, formulas, manufacturing techniques, mask works, reports, programs, manuals, tapes, card decks, listings, software, flowcharts and systems and any improvements, enhancements, or modifications to any of the foregoing, which are developed, prepared, conceived, made, or suggested by any Employee or by MigraTEC as part of, in connection with, or in relationship to the performance of Services pursuant to this Agreement. Work Products also means all such developments as are originated or conceived during the term of this Agreement but are completed or reduced to practice thereafter. Notwithstanding the foregoing or any other provisions of this Agreement, Work Product(s) shall not include existing proprietary technology and/or software of MigraTEC, or enhancements thereto, developed by MigraTEC during the term of this Agreement related to or in connection with 1) MigraTEC's performance of warranty Service obligations, 2) Licensed Software support Services, 3) MigraTEC's further development efforts undertaken independent of this Agreement or 4) a separate written agreement by the parties prior to the commencement of Services, related to such separate agreement, that specifies payment is being made by EDS to MigraTEC to expedite the release of specific maintenance related Updates and/or Improvements to the Licensed Software. MigraTEC shall retain all right, title and interest in and to its existing proprietary technology and/or software, including any enhancements thereto developed pursuant to 1), 2), 3) or 4) as set forth in this section hereinabove.

     (ii) "Existing Materials" means any confidential or proprietary materials which belong to third parties or in which MigraTEC has a pre-existing intellectual property interest.

    (iii) "Ownership Rights" includes: (A) all rights, title and interests, and all United States and foreign intellectual property rights such as, but not limited to, patent, trade secret, and copyright; (B) the right to use, duplicate, and disclose Work Products and Work Product data, in whole or in part, in any manner and for any purpose and to authorize others to do so; (C) the exclusive right to prepare derivative works of Work Products and of any portion thereof, with full rights to authorize others to do the same; (D) the right to exploit Work Product, whether or not for profit; (E) the right to use, market or take any other measures without attribution to Employee or MigraTEC; (F) the right to register ownership interest in a Work Product without contest or assertion of a competing ownership interest in such Work Product by MigraTEC and/or any Employee; and, (G) all "moral rights" in and to Work Products.

     (b) MigraTEC shall disclose promptly and cause Employees to disclose promptly in writing to EDS all Work Products; as to each such disclosure, such Employee and/or MigraTEC shall specifically describe to EDS the features or concepts considered new or different.

     (c) It is the intent of the parties that EDS shall have all Ownership Rights in and to Work Products. In order to accomplish such intent, MigraTEC (i) shall make and shall ensure that each Employee makes, without reservation, a non-terminable, irrevocable assignment to EDS of any and all Ownership Rights that Employees and/or MigraTEC may have in or to such Work Product or any tangible media embodying such Work Product, and (ii) shall provide to EDS and shall ensure that each Employee provides such assignment prior to or concurrently with the provision of the affected Work Product to EDS. If MigraTEC and/or Employees have any termination rights under law, then upon exercise of such termination rights, MigraTEC shall automatically grant and MigraTEC shall ensure that Employee grants, and EDS shall have an irrevocable, royalty-free, paid-up, worldwide, perpetual license to use the Work Product in the same manner, and for the same purposes as EDS did and was entitled to do prior to such termination. Except as necessary to perform Services or as agreed upon by the parties in a supplemental agreement entered into in accordance with this Agreement, MigraTEC and Employees shall not exercise any Ownership Rights in and to the Work Product, and hereby waive and agree not to assert any or all "moral rights" in and to the Work Product, even after the termination or expiration of this Agreement.

3.9 Use of Existing Materials. To the extent that Work Product(s) under development may incorporate or require the use of Existing Materials, or to the extent MigraTEC intends, in its performance of Services, to utilize any such Existing Materials (except as such are utilized by MigraTEC in the performance of warranty Service obligations or pre-paid Licensed Software support Services), MigraTEC shall: (i) notify EDS of such intent prior to commencement of performance of Services; (ii) identify to EDS the ownership of such Existing Materials; (iii) describe the use to which MigraTEC intends to put such Existing Materials; and (iv) explain MigraTEC's ability to proceed with performance of the Services without the use of such Existing Materials. EDS may require that MigraTEC perform Services without the use of such Existing Materials. If any such Existing Material is owned by a third party and/or is used in the performance of Services, MigraTEC warrants that it has acquired all licenses and authorizations necessary to utilize the Existing Material in the manner and for the purpose intended by MigraTEC in its actual use of such Existing Material in the performance of Services. To the extent that Existing Materials are incorporated in Work Products, MigraTEC grants to EDS and its affiliates a royalty-free, irrevocable, worldwide, non-exclusive, perpetual right to use, modify and prepare derivative works of such Existing Materials and to use and display such Existing Materials, with full rights to authorize others to do the same but only to the extent required to utilize the Work Product in accordance with the Ownership Rights granted in this Agreement.

3.10 Further Acts. During and subsequent to the term of this Agreement, MigraTEC shall do, or cause to be done, all such further acts and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all further documentation or assignments as EDS may reasonably require to evidence or perfect EDS' right to use, or Ownership Rights in, as the case may be, Licensed Software or Work Products.

3.11 Time of Performance. Time is expressly made of the essence with respect to each and every term and provision of this Article.

3.12 EDS Business Practices. MigraTEC shall comply with the EDS Business Practices set forth in Exhibit A.

3.13 Training Services. Training Services (as later defined) provided or to be provided by MigraTEC pursuant to this Agreement shall also be subject to the terms and conditions set forth in Exhibit E.

3.14 Development Services. Development Services provided or to be provided by MigraTEC pursuant to this Agreement shall also be subject to the terms and conditions set forth in Exhibit F.

                   ARTICLE IV. PROVISION OF LICENSED SOFTWARE

4.1 Acceptance of Licensed Software. EDS shall accept delivered copy(ies) of Licensed Software on the date (the "Acceptance Date") when all necessary Documentation has been received and the Licensed Software performs in accordance with and/or conforms to its Applicable Specifications. In the event Licensed Software does not so perform, EDS may (i) continue to test the Licensed Software with the assistance of MigraTEC, (ii) permit MigraTEC to repair or replace the Licensed Software at no additional expense to EDS, or (iii) return the Licensed Software and Documentation to MigraTEC, at MigraTEC's expense and without liability to MigraTEC, and any amounts paid by EDS for the Licensed Software and Documentation shall be refunded by MigraTEC to EDS. Acceptance of Licensed Software does not waive any warranty rights provided in this Agreement for the Licensed Software.

4.2 Grant of License. For each item of Licensed Software received by EDS, MigraTEC grants EDS and EDS has a worldwide, nonexclusive, irrevocable, perpetual license to use, execute, store, and display the object code version of the Licensed Software, on behalf of EDS and customers of EDS (a "License") in accordance with the type of License selected and in accordance with the terms and conditions of this Agreement. A Purchase Order shall designate the type of License which is selected; if a Purchase Order fails to designate the type of License desired, then such License shall be deemed to be a Corporate Software License (as later defined in this Section) if Licensed Software is subject to LOSC Charges; all others will default to a CPU Software License.

     (a) A "CPU Software License" permits EDS to use the Licensed Software on any single computer (which may include more than one central processing unit) or item of equipment ("CPU") and to copy the Licensed Software as necessary for archival, maintenance, disaster recovery testing, or back-up purposes. If EDS desires to run parallel operations in the process of conducting a disaster recovery test or transferring operations from one CPU to another CPU, EDS may operate the Licensed Software on two (2) CPUs for the period of time reasonably necessary to complete the disaster recovery test or transfer.

     (b) A "Site Software License" permits EDS to use the Licensed Software at the Site designated in the Purchase Order and to copy the Licensed Software as necessary for dissemination at the Site and for archival, maintenance, disaster recovery testing, or back-up purposes. Notwithstanding the foregoing, the Licensed Software may be used at other than the designated Site, if (i) the designated Site cannot be used, (ii) the designated Site is replaced or changed by EDS, or (iii) EDS provides MigraTEC with prior written notice. If EDS desires to run parallel operations in the process of conducting a disaster recovery test or transferring operations from one Site to another Site, EDS may operate the Licensed Software at two (2) Sites for the period of time reasonably necessary to complete the disaster recovery test or transfer.

     (c) A "Network Software License" permits EDS to use the Licensed Software on any single computer, file server, or item of equipment which may be accessed by multiple, networked devices (collectively hereinafter referred to as the "Network"). Portions of the Licensed Software may be downloaded as appropriate for use by the devices on the Network. If EDS desires to run parallel operations in the process of conducting a disaster recovery test or transferring operations from one Network to another Network, EDS may operate the Licensed Software on two (2) Networks for the period of time reasonably necessary to complete the disaster recovery test or transfer.

     (d) A "Corporate Software License" permits EDS to use the Licensed Software at any EDS or EDS customer location and on any items of equipment and to make and use unlimited copies of the Licensed Software.

     (e) Any License granted under this Agreement permits EDS to (i) use Licensed Software for its corporate purposes including, but not limited to, providing services to or processing data of customers of EDS, providing remote access to the Licensed Software, and performing disaster recovery, disaster testing, and backup as EDS deems necessary, and (ii) use and copy Licensed Software; and use, copy, and modify Documentation for the purpose of creating and using training materials relating to the Licensed Software, which training materials may include flow diagrams, system operation schematics, or screen prints from operation of the Licensed Software. Access to and use of the Licensed Software by customers of EDS shall be considered authorized use under this Section so long as such use is in conjunction with EDS' provision of services to, or EDS' processing the data of, such customers, and so long as any such customers are bound by obligations of confidentiality.

     The governing License also includes the right to use the source code version of Licensed Software in accordance with the terms and conditions of the Section of this Agreement titled "Provision of Source Code."

4.3 Transfer of Licensed Software. During the performance or upon termination of a contract with an EDS customer or upon any transfer of equipment incorporating Licensed Software to a third party (such customers and third parties referred to as "Transferee"), upon request by EDS, the Licensed Software will be licensed directly by MigraTEC to such Transferee in accordance with the terms and conditions of MigraTEC's standard software license agreement or as agreed upon by MigraTEC and Transferee. Any assignment of Licensed Software in accordance with this Section shall be at no additional charge to EDS or Transferee, and EDS shall have no further liability or responsibility with respect to Licensed Software.

4.4 Ownership of Licensed Software and Modifications. The Licensed Software shall be and remain the property of MigraTEC or third parties which have granted MigraTEC the right to license the Licensed Software and EDS shall have no rights or interests therein except as set forth in this Agreement. EDS shall be entitled to (i) modify the Licensed Software and to develop software derivative of the Licensed Software provided EDS has access to the source code as per this Agreement, or (ii) develop interfaces with the Licensed Software. All modifications of and software derivative of the Licensed Software developed by EDS, pursuant to EDS' access to the source code pursuant to the Section of this Agreement titled "Provision of Source Code", shall be and remain the property of EDS, and MigraTEC and its Employees shall have no rights or interests therein. Except in connection with MigraTEC's performance of warranty Service obligations, pre-paid Licensed Software support Services, development efforts of MigraTEC which are independent of this Agreement or written agreement by the parties prior to the commencement of Services that specifies payment is being made by EDS to MigraTEC to expedite the release of specific maintenance related Updates and/or Improvements to the Licensed Software, all modifications of and software derivative of the Licensed Software developed at EDS' expense by MigraTEC and its Employees, pursuant to the terms of this Agreement, shall be considered Work Product and EDS shall have rights in such Work Product as established in the Section titled "Ownership of Intellectual Property Rights" elsewhere in this Agreement.

4.5 Proprietary Markings. EDS shall not remove or destroy any proprietary markings or proprietary legends placed upon or contained within the Licensed Software.

4.6 Duplication of Documentation. EDS may duplicate Licensed Software Documentation, at no additional charge, for EDS' use or for use by a customer of EDS in connection with the provision of Licensed Software so long as all required proprietary markings are retained on all duplicated copies.

4.7 Non-Disclosure. During the term of a License, EDS will treat the Licensed Software with the same degree of care and confidentiality which EDS provides for similar information belonging to EDS which EDS does not wish disclosed to the public, but not less than reasonable care. This provision shall not apply to Licensed Software, or any portion thereof, which is (i) already known by EDS without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of EDS, (iii) rightfully received from a third party without obligation of confidentiality, (iv) disclosed without similar restrictions by MigraTEC to a third party, (v) approved by MigraTEC for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as EDS provides MigraTEC with timely prior written notice of such requirement. It will not be a violation of this Section if (A) EDS provides access to and the use of the Licensed Software to third parties providing services to EDS so long as EDS secures execution by such third parties of a confidentiality agreement as would normally be required by EDS, or (B) EDS independently develops software which is similar to Licensed Software, so long as such independent development is substantiated by written documentation.

4.8 Licensed Software Support Services. The support Services set forth below for the Licensed Software shall be provided by MigraTEC to EDS during the Warranty Period at no charge to EDS. Thereafter, such support Services shall be provided by MigraTEC, upon EDS' request, for either a fixed or open-ended term, at the applicable Charges set forth in Exhibit B, upon the terms contained in the next Section. EDS may discontinue such support Services at any time by providing thirty (30) days' advance written notice to MigraTEC. If such support Services were provided by MigraTEC for an open-ended term, EDS shall promptly receive a refund of pre-paid support Charges which reflects the amount for discontinued support Services after the effective date of the notice.

     (a) MigraTEC shall promptly notify EDS of any defects, errors or malfunctions ("Defects") in the Licensed Software or Documentation of which MigraTEC becomes aware from any source and shall promptly provide to EDS modified versions of Licensed Software or Documentation which incorporate corrections of any Defects ("Corrections"). MigraTEC shall also provide to EDS all operational and support assistance necessary to cause Licensed Software to perform in accordance with its Applicable Specifications and remedial support designed to provide a by-pass or temporary fix to a Defect until the Defect can be permanently corrected. MigraTEC shall use its best efforts to respond to requests from EDS for Licensed Software support in a manner and time frame which are reasonably responsive considering the nature and severity of the Defect which gave rise to such request.

     (b) MigraTEC shall provide to EDS all upgrades, modifications, improvements, enhancements, extensions, and other changes to Licensed Software developed by MigraTEC ("Improvements") and all updates to the Licensed Software necessary to cause the Licensed Software to operate under new versions or releases of the Licensed Software's current operating system(s) ("Updates") which are generally made available to other customers of MigraTEC. EDS shall have the option to implement any Improvement or Update and any failure by EDS to so implement shall not affect EDS' right to continue to receive support and maintenance Services.

     (c) MigraTEC shall provide toll-free telephone hot-line support between 8:00 a.m. and 5:00 p.m. Central Standard Time. For locations outside of North America, EDS may provide MigraTEC with an e-mail or fax description of the problem. MigraTEC will acknowledge receipt of said problem by the next business day. In addition, MigraTEC shall provide to EDS, at the request of EDS and at MigraTEC's then current established charges therefor, additional telephone hot-line support for up to twenty-four (24) hours per day, seven (7) days per week.

     (d) MigraTEC shall provide to EDS any revisions to the existing Documentation developed for the Licensed Software or necessary to reflect all Corrections, Improvements, or Updates.

     (e) MigraTEC shall make Licensed Software training available to persons designated by EDS to the extent agreed upon by the parties.

     (f) If the applicable Charge for Licensed Software is payable on a periodic basis, and such Charge includes provision of support Services, then if an Event of Default as described in the Section of this Agreement titled "Provision of Source Code" occurs or an event described in the Section of this Agreement titled "Termination for Insolvency or Bankruptcy" occurs and if MigraTEC fails to provide the support Services described above, then EDS' Charge for the affected Licensed Software shall be immediately reduced to reflect such failure by subtracting that portion of the Charge allocable to the provision of support Services.

4.9 Licensed Software Support Services Options. EDS may obtain the support Services described in the previous Section for Licensed Software on a central site support basis and/or on an individual site support basis. In the absence of a designation of central or individual site support in a Purchase Order, such support shall be deemed to be individual site support. The Charges for each option shall be as set forth in Exhibit B or as otherwise agreed upon by the parties. Where "central site support" is requested, support Services shall be provided by MigraTEC to and shall be requested by EDS through a single point of contact identified by EDS on a Purchase Order. To the extent necessitated by geographic diversity or where required in order to support multiple time zones, EDS may designate multiple central site support locations. With respect to central site support, MigraTEC shall provide to EDS one master disk and one copy of all Documentation relating to each Correction, Improvement, or Update. EDS shall be entitled to copy the disk and Documentation and distribute the copies or electronically transmit the copied information to each location supported by the central site. A designation of central site support shall not prevent an individual user of Licensed Software from contacting MigraTEC in the event of an emergency. Where "individual site support" is requested, support Services shall be provided by MigraTEC to the applicable licensed CPU, Site, or Network, or, in the case of a Corporate Software License, to a licensed user.

4.10 Provision of Source Code. EDS' ability to utilize adequately Licensed Software will be seriously jeopardized if MigraTEC fails to maintain or support such Licensed Software unless complete Licensed Software source code and related Documentation is made available to EDS for EDS' use in satisfying EDS' maintenance and support requirements. Therefore, MigraTEC agrees that if an "Event of Default" occurs, then MigraTEC will provide to EDS one copy of the most current version of the source code for the affected Licensed Software and associated Documentation in accordance with the following:

     (a) An Event of Default shall be deemed to have occurred if MigraTEC: (i) ceases to market or make available maintenance or support Services for the Licensed Software during a period in which EDS is entitled to receive or to purchase, or is receiving or purchasing, such maintenance and support and MigraTEC has not promptly cured such failure despite EDS' demand that MigraTEC make available or perform such maintenance and support, (ii) becomes insolvent, executes an assignment for the benefit of creditors, or becomes subject to bankruptcy or receivership proceedings, (iii) ceases business operations generally or (iv) has transferred all or substantially all of its assets or obligations set forth in this Agreement to a third party which has not assumed all of the obligations of MigraTEC set forth in this Agreement.

     (b) MigraTEC will promptly and continuously update and supplement the source code as necessary with all revisions, Corrections, enhancements, and other changes developed for the Licensed Software and Documentation. Such source code shall be in a form suitable for reproduction and use by computer and photocopy equipment, and shall consist of a full source language statement of the program or programs comprising the Licensed Software and complete program maintenance Documentation which comprise the pre-coding detail design specifications, and all other material necessary to allow a reasonably skilled programmer or analyst to maintain and enhance the Licensed Software without the assistance of MigraTEC or reference to any other materials.

     (c) The governing License for the Licensed Software includes the right to use source code received under this Section as necessary to modify, maintain, and update the Licensed Software.

     (d) Upon request by EDS, MigraTEC will deposit in escrow with an escrow agent acceptable to EDS and pursuant to a mutually acceptable escrow agreement supplemental to this Agreement, a copy of the source code which corresponds to the most current version of the Licensed Software in use by EDS. MigraTEC shall pay all fees of the escrow agent for services provided. If MigraTEC currently maintains or enters into an escrow agreement for the Licensed Software source code for the benefit of other customers of MigraTEC, then MigraTEC shall provide to EDS a current copy of such escrow agreement within ten (10) days of EDS' request and if such existing escrow agreement is acceptable to EDS, MigraTEC shall include EDS as a third party beneficiary of such escrow agreement at no charge to EDS. In such case, the existing escrow agreement shall be considered a supplemental agreement to this Agreement. If such existing escrow agreement is not acceptable to EDS, and EDS and MigraTEC elect not to enter into a separate escrow agreement, EDS and MigraTEC shall enter into an amendment to such existing escrow agreement which provides mutually acceptable terms and conditions; at a minimum, such terms and conditions shall allow EDS to conduct an audit of, or shall require that the escrow agent conduct an audit of, the copy of source code in escrow to ensure that such copy meets the requirements established in this Section. MigraTEC's entry into, or failure to enter into, an agreement with an escrow agent or to deposit the described materials in escrow shall not relieve MigraTEC of its obligations to EDS described in this Section.

     (e) If, as a result of an Event of Default, MigraTEC fails to provide required support Services, then any periodic license fee which EDS is required to pay under this Agreement for Licensed Software shall be reduced to reflect such lack of support Services. At such time as MigraTEC commences offering the support Services described in this Agreement for Licensed Software, EDS may obtain such support Services as provided for elsewhere in this Agreement.

4.11 Acquisition of Third Party Software. If EDS has acquired software products from a third party and rights to such software products are subsequently acquired by MigraTEC (whether through purchase of the third party in whole or in part, through purchase of the software products, through acquisition of the rights to market the software, or through any other means), then EDS shall have the option of (i) continuing to use the software products under the original license agreement with such third party at no additional charge to EDS other than applicable fees identified in such license agreement, or (ii) using the software products under the terms and conditions of this Agreement.

4.12 Software from an Authorized Third Party. If EDS acquires MigraTEC's software products from a value added reseller, dealer, distributor, or other MigraTEC authorized third party provider or if the Licensed Software is embedded in software products acquired from a third party, MigraTEC agrees that, at EDS' option, such software products shall be deemed to have been acquired under this Agreement.

4.13 Ownership of Imbedded Code. To the extent the Licensed Software creates code to embed into or be linked with the source code being processed ("Embedded Code"), such Embedded Code (both object and source) is owned by the entity whose code has been processed by the Licensed Software; therefore MigraTEC has no claim on any of the processed code and/or Embedded Code and the entity which owns the processed code and associated Embedded Code can, but is not limited to, use, copy, modify, distribute or sell such Embedded code as they choose.

               ARTICLE V. WARRANTIES, INDEMNITIES, AND LIABILITIES

5.1  Warranty. MigraTEC represents and warrants that:

     (a) MigraTEC has not and will not enter into agreements or commitments which are inconsistent with or conflict with the rights granted to EDS in this Agreement;

     (b) The Products are and shall be free and clear of all liens and encumbrances, and EDS shall be entitled to use the Products without disturbance;

     (c) No portion of the Products contain, at the time of delivery, any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus," or other computer software routines or hardware components designed to (i) permit access or use of either the Products or EDS' computer systems by MigraTEC or a third party not authorized by this Agreement, (ii) disable, damage or erase the Products or data, or
          (iii) perform any other such actions;

     (d) The Licensed Software contains a key system comprised of encrypted program files, and an encrypted line of code counter. The line of code counter shall be set to the LOSC expected to be processed unless otherwise agreed to by the parties. Such LOSC volume will be designated on the Purchase Order. The Products and the design thereof shall not contain any additional preprogrammed preventative routines or similar devices which prevent EDS from exercising the rights set forth in Article IV of this Agreement or from utilizing the Products for the purpose for which they were designed;

     (e) Each Product and its media (i) shall be new and shall be free from defects in manufacture, materials, and design, (ii) shall be manufactured in a good and workmanlike manner using a skilled staff fully qualified to perform their respective duties, and (iii) shall function properly under ordinary use and operate in conformance with its Applicable Specifications and Documentation from the date of receipt until the date one (1) year from the applicable Acceptance Date of such Product;

     (f) The Products are, and shall continue to be, data, program, and upward compatible with any other Products available or to be available from MigraTEC so that data files created for a Product can be utilized without adaptation with other Products and Products will operate with other Products and will not result in the need for alteration, emulation, or other loss of efficiency. MigraTEC shall provide to EDS at least ninety (90) days prior written notice to discontinue any Product; and

     (g) Neither the performance nor the functionality of the Products will be affected by any changes to the date format or date calculations within any part of the Product either before, during or after the year 2000.

     During the Warranty Period, MigraTEC will provide warranty Service to EDS at no additional cost and will include all Services or replacement Products or Product media necessary to enable MigraTEC to comply with the warranties set forth in this Agreement. MigraTEC shall pass through to EDS any manufacturers' warranties which MigraTEC receives on the Products and, at EDS' request, MigraTEC shall enforce such warranties on EDS' behalf. MigraTEC agrees that EDS shall be entitled to pass through to Product end users any warranties received from MigraTEC for such Products pursuant to this Agreement.

5.2  Proprietary Rights Indemnification. MigraTEC represents and warrants that
     (i) at the time of delivery to EDS, no Product provided under this Agreement is the subject of any litigation ("Litigation"), and (ii) MigraTEC has all right, title, ownership interest, and/or marketing rights necessary to provide the Products to EDS and that each License, the Products and their sale, license, and use hereunder do not and shall not directly or indirectly violate or infringe upon any copyright, patent, trade secret, or other proprietary or intellectual property right of any third party or contribute to such violation or infringement ("Infringement"). MigraTEC shall indemnify and hold EDS and Product end users and their respective successors, officers, directors, employees, and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs, and expenses (including legal fees) resulting from or arising out of any Litigation, any breach or claimed breach of the foregoing warranties, or which is based on a claim of an Infringement and MigraTEC shall defend and settle, at its expense, all suits or proceedings arising therefrom. EDS shall inform MigraTEC of any such suit or proceeding against EDS and shall have the right to participate in the defense of any such suit or proceeding at its expense and through counsel of its choosing. MigraTEC shall notify EDS of any actions, claims, or suits against MigraTEC based on an alleged Infringement of any party's intellectual property rights in and to the Products. In the event an injunction is sought or obtained against use of the Products or in EDS' opinion is likely to be sought or obtained, MigraTEC shall promptly, at its option and expense, either (A) procure for EDS and Product end users the right to continue to use the infringing Product as set forth in this Agreement, or (B) replace or modify the infringing Products to make its use non-infringing while being capable of performing the same function without degradation of performance.

5.3 Cross Indemnification. In the event any act or omission of a party or its employees, servants, agents, or representatives causes or results in (i) damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend, and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs, and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such damage, destruction, death, or injury.

5.4 Limitation of Liability. Neither party shall be liable to the other pursuant to this Agreement for any amounts representing loss of profits, loss of business or indirect, consequential, exemplary, or punitive damages of the other party. The foregoing shall not limit the indemnification, defense and hold harmless obligations set forth in this Agreement.

5.5 Insurance. MigraTEC shall, at MigraTEC's sole expense, maintain the following insurance:

     (a)  Commercial General Liability Insurance including contractual coverage:
          The limits of this insurance for bodily injury and property damage combined shall be at least:

         Each Occurrence Limit                                $1,000,000
         General Aggregate Limit                              $2,000,000
         Products-Completed Operations Limit                  $1,000,000
         Personal and Advertising injury Limit                $1,000,000

     (b) Business Automobile Liability Insurance: Should the performance of this Agreement involve the use of automobiles, MigraTEC shall provide comprehensive automobile insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles. MigraTEC shall maintain limits of at least $1,000,000 per occurrence for bodily injury and property damage combined.

     (c) Workers' Compensation Insurance: Such insurance shall provide coverage in amounts not less than the statutory requirements in the state where the work is performed, even if such coverage is elective in that state.

     (d) Employers Liability Insurance: Such insurance shall provide limits of not less than $1,000,000 per occurrence.

     The insurance specified in (a) and (b) above shall: (i) name EDS, its directors, officers, employees and agents as additional insureds, and, (ii) provide that such insurance is primary coverage with respect to all insureds and additional insureds.

     The above insurance coverages may be obtained through any combination of primary and excess or umbrella liability insurance. EDS may require higher limits or other types of insurance coverage(s) as necessary and appropriate under the applicable purchase order.

     MigraTEC shall provide at EDS' request certificates evidencing the coverages, limits and provisions specified above on or before the execution of the Agreement and thereafter upon the renewal of any of the policies. MigraTEC shall require all insurers to provide EDS with a thirty (30) day advanced written notice of any cancellation, nonrenewal or material change in any of the policies maintained in accordance with this Agreement.

5.6 Survival of Article V. The provisions of this Article V shall survive the term or termination of this Agreement for any reason.

                        ARTICLE VI. PAYMENTS TO SUPPLIER

6.1 Charges, Prices, and Fees for Licensed Software and Services. Charges, prices, and fees ("Charges") and discounts, if any, for Licensed Software and Services shall be determined as set forth in Exhibit B, in a Purchase Order, or as otherwise agreed upon by the parties, unless modified as set forth in this Agreement. Upon EDS' request, MigraTEC shall: (i) provide to EDS current copies of MigraTEC's standard published prices, and (ii) records which substantiate that EDS has received the Charges and discounts to which EDS is entitled to under this Agreement. In no event shall Charges exceed MigraTEC's then current established charges, prices and fees. if promotional discounts or programs are extended to other customers, dealers, or distributors of MigraTEC, EDS shall be entitled to participate in such promotional discounts or programs. All purchases which utilize any such discounts shall be deemed for all purposes including, without limitation, for purposes of calculating accumulated purchases and any discounts hereunder, to have been purchased or licensed under this Agreement.

6.2 Modifications to Charges. Where a change in an established Charge for Licensed Software or Services is provided for in this Agreement, MigraTEC shall give to EDS at least ninety (90) days' prior written notice of such change excluding LOSC Charges.

     (a) The LOSC Charges (excluding MigraTEC's factory Services) are at predetermined amounts through December 31, 1999 as listed in Exhibit
          B. MigraTEC may increase the LOSC Charge after December 31, 1999, by no more than twenty percent (20%) over the then current Charge; thereafter, any increase in a Charge shall not occur unless a minimum of twelve (12) months has elapsed since the effective date of the previously established Charge, and not exceed twenty percent (20%) of such Charge. For any increase in the LOSC Charge effective after December 31, 1999, MigraTEC must provide EDS at least ninety (90) days prior written notice.

          If such LOSC Charge increase occurs during an EDS billing period, then the increase will not go into effect, as it relates to that billing period, until the start of the next billing period. For example if an EDS billing period goes from February 16th to March 15th and the LOSC Charge increase goes into effect on March 1st; then for all of the said EDS billing period the Charge will remain at $0.05, and will increase to $0.075 starting March 16th, the start of the next billing period.

          Any increase in a Charge for Products not based upon the LOSC Charge shall not occur during the first six (6) months of this Agreement, or during the term of the applicable Purchase Order, whichever period is longer. Thereafter, any increase in a Charge shall (i) not occur unless a minimum of six (6) months has elapsed since the effective date of the previously established Charge, and (ii) not exceed ten percent (10%) of such Charge.

     (b) Any increase in a Charge for Services (including MigraTEC's factory Services) shall not occur during the first six (6) months of this Agreement, or during the specified period for performance of Services, whichever period is longer. Thereafter, any increase in a Charge shall
          (i) not occur unless a minimum of six (6) months has elapsed since the effective date of the previously established Charge, and (ii) not exceed fifty percent (50%) of such Charge.

     (c) All purchase orders issued by EDS prior to the end of the required notice period will be honored at the then current Charges so long as the scheduled delivery date of the applicable Licensed Software or Services is within ninety (90) days after the effective date of the increase.

     (d) If MigraTEC's established Charge, less any applicable discount or promotion, on the scheduled delivery date is lower than the established Charge for such Licensed Software or Service stated in the applicable Purchase Order, then EDS shall be entitled to obtain such Licensed Software or Service at such lower Charge, less any applicable discount or promotion.

6.3 Auto Payment. This Section shall apply to Purchase Orders identified as being subject to automatic payment by EDS.

     (a) Single Payment for Recurring Charges. All Charges which are due and payable on a monthly, annual or other periodic basis for Licensed Software and Services ("Recurring Charges") shall be paid by EDS on the same date of the month for each month that such Charges are due

          (the "Remit Date"). The initial payment for a Recurring Charge shall be made on the first Remit Date after the Applicable Event provided that such Applicable Event occurs at least five (5) days prior to the first Remit Date. An "Applicable Event" is the event set forth in a Purchase Order that initiates payment of Charges (such as the installation, receipt, or acceptance of the Licensed Software; or the commencement or completion of Services). If the Applicable Event occurs less than five (5) days prior to the first Remit Date, the initial payment for such Recurring Charge shall be made on the following Remit Date, and EDS shall not be subject to interest or penalties as a result of such late payment.

     (b) Payment for Other Charges. Except for Recurring Charges, or unless otherwise agreed to by the parties in writing, all payments due MigraTEC for Licensed Software and Services shall be paid within thirty (30) days after the date of the Applicable Event.

     (c) Invoices Required Under Auto Payment. MigraTEC must send EDS an invoice to receive payment for any amounts due for any Charges which are payable and have not been identified on the applicable Purchase Order which is subject to automatic payment.

     (d) Reconciliation. From time to time, at either party's request, the other party shall assist with the reconciliation of the payments made by EDS to MigraTEC.

     (e) Taxing Jurisdictions. MigraTEC shall provide EDS with the list of states and taxing jurisdictions, and their respective registration numbers where MigraTEC is qualified and registered to collect sales/use taxes in all of the taxing jurisdictions within that state. If such written notification is not received by EDS from MigraTEC, then EDS shall remit the appropriate tax directly to the taxing authority. MigraTEC shall promptly notify EDS of any additional jurisdictions to which MigraTEC may qualify and register to collect sales/use taxes.

6.4 Payment Through Invoicing. This Section applies to Purchase Orders issued by EDS which are not identified as being subject to automatic payment or to any invoice received by EDS from MigraTEC as permitted by this Agreement.

     (a) Except as otherwise set forth in this Agreement, any undisputed sum due to MigraTEC pursuant to this Agreement shall be payable within thirty (30) days after receipt by EDS of a correct invoice therefor from MigraTEC. MigraTEC shall invoice EDS on or after the applicable Acceptance Date for the Licensed Software covered by such invoice. Periodic payments, if any, due to MigraTEC pursuant to this Agreement shall be invoiced at the beginning of the period to which they apply. Payment for any other Services shall be invoiced as agreed upon by the parties or, in the absence of an agreement, upon completion of such Services.

     (b) A "correct" invoice shall contain (i) MigraTEC's name and invoice date, (ii) the specific Purchase Order number if applicable, (iii) description including serial number as applicable, price, and quantity of the Licensed Software or Services actually delivered or rendered,
          (iv) credits (if applicable), (v) name (where applicable), title, phone number, and complete mailing address of responsible official to whom payment is to be sent, and (vi) other substantiating documentation or information as may reasonably be required by EDS from time to time. A correct invoice must be submitted to the appropriate invoice address listed on the applicable Purchase Order.

6.5  Software Fee Payment for Line of Source Code Charges.

     (a) On or before the end of each calendar month, EDS shall submit to MigraTEC a purchase order setting forth the Lines of Source Code processed during the previous month's billing cycle, and the Line of Source Code Charges due for such Lines of Source Code. For example, some EDS billing cycles run from the 16th of one month to the 15th of the next month, so for the August 16th through September 15th billing cycle, an invoice would be sent to MigraTEC no later than September
          30. A purchase order will not be issued if no billable LOSC were processed during the previous months billing cycle. Such Lines of Source Code processed shall be determined by EDS independent of the line counter associated with the Licensed Software key. It is anticipated there will be discrepancies between the line counter associated with the Licensed Software and the Lines of Source Code listed on the Purchase Order because there are differences in the respective equations for counting lines. EDS will calculate the Lines of Source Code based upon the Lines of Source Code definition contained in this Agreement. Upon receipt of such purchase order MigraTEC will invoice EDS for such amount due to MigraTEC.

     (b) EDS shall establish, maintain and retain, for a period of fifteen (15) months following the performance of year 2000 services utilizing the Licensed Software, complete, clear and accurate records of source code processed by the Licensed Software for each Site where EDS or its Affiliates use the Licensed Software. Such records will adequately substantiate the accuracy of the Purchase Order(s) for Line of Source Code royalties set forth above in Section 6.5(a) of this Agreement.

     (c) Upon sixty (60) days advance notice from MigraTEC, and no more often than once in any twelve (12) month period, EDS shall produce such records maintained by EDS pursuant to Section 6.5(b) of this Agreement for audit. Said audit will be conducted by a certified public accountant (the "Auditor") selected by MigraTEC with the prior written consent of EDS, which consent shall not be unreasonably withheld. MigraTEC shall be responsible for all the fees and costs of such Auditor. Such Auditor must enter into a non-disclosure agreement with provisions at least as restrictive as those set forth in Section 8.6. If the audit finds a discrepancy in the royalty amounts paid MigraTEC then EDS will be invoiced or credited for the difference, as applicable.

6.6  Taxes.

     (a) Unless EDS provides evidence of exemption, EDS shall pay or reimburse MigraTEC, where EDS is liable under applicable tax statute, amounts equal to taxes which are imposed upon EDS' acquisition of Products or Services including federal excise taxes, or sales or use taxes; provided, however, EDS shall not be obligated to pay or reimburse MigraTEC for any taxes attributable to the sale of any Products or Services which are imposed on or measured by net or gross income, capital, net worth, franchise, privilege, any other taxes, or assessments, nor any of the foregoing imposed on or payable by MigraTEC.

     (b) MigraTEC agrees to reasonably cooperate with EDS in the audit or minimization of any applicable tax and shall make available to EDS, and any taxing authority, all information, records, or documents relating to any audits or assessments attributable to or resulting from the payment process under this Agreement, and the filing of any tax returns or the contesting of any tax.

          EDS shall not be obligated to pay or reimburse MigraTEC for additions to taxes, penalties, interest, fees, or other expenses or costs, if any, incurred by EDS as a result of, or attributable to, (i) MigraTEC's failure to verify taxability of a purchase, (ii) MiqraTEC's failure to correctly calculate or remit taxes in a timely manner, or
          (iii) MigraTEC's negligence, misconduct or failure to file properly any required returns or reports, or other required documents.

     (c) Upon written notification by EDS and subsequent verification by MigraTEC, MigraTEC shall reimburse or credit, as applicable, EDS in a timely manner, for any and all taxes erroneously paid by EDS.

     (d) EDS shall provide MigraTEC with, and MigraTEC shall accept in good faith, resale, direct pay, or other exemption certificates, as applicable. MigraTEC agrees to separately identify on the invoice the taxable and non-taxable purchases, the types of tax and the taxing authorities.

     (e) Where Products are destined or Services are performed internationally, then at EDS' direction, payment may be made by EDS or its affiliate
          (i) in country to the local affiliate, (ii) in the United States, or
          (iii) in a country mutually agreed upon by the parties.

     (f) If EDS or an affiliate of EDS is required by law to make any deduction or to withhold from any sum payable hereunder, then the sum payable by EDS or such affiliate of EDS upon which the deduction is based shall be paid to MigraTEC net of such deduction or withholding. EDS or such affiliate of EDS shall pay the applicable tax authorities any such required deduction or withholding.

                            ARTICLE VII. TERMINATION

7.1 Termination for Cause. Except as provided below by the Section of this Agreement titled "Termination for Non-Payment," in the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate the applicable License or Purchase Order relating to such default as of a date specified in such notice of termination.

7.2 Termination for Insolvency or Bankruptcy. Either party may immediately terminate this Agreement and any Purchase Order by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtors' law for its relief or reorganization.

7.3 Termination for Non-Payment. MigraTEC may terminate a Purchase Order, or any portion thereof, if EDS fails to pay when due any undisputed amounts due pursuant to such Purchase Order and such failure continues for a period of sixty (60) days after the last day payment is due, so long as MigraTEC gives EDS written notice of the expiration date of the aforementioned sixty
     (60) day period at least thirty (30) days prior to the expiration date.

7.4 Termination of Software License. EDS may terminate any License for any reason by providing written notice to MigraTEC. If EDS elects to so terminate a License, EDS shall return to MigraTEC or, at EDS' option, destroy, all copies of the Licensed Software and Documentation in EDS' possession which are the subject of the terminated License, except as may be necessary for archival purposes. In such event, MigraTEC shall refund to EDS a prorated amount of any prepaid charges for support Services for the Licensed Software.

7.5 Rights Upon Termination. Unless specifically terminated as set forth in this Article, all Licenses (and EDS' right to use the Licensed Software in accordance with such Licenses) and Purchase Orders which require performance or extend beyond the term of this Agreement shall, at EDS' option, be so performed and extended as necessary to complete the performance of such Purchase Orders and shall continue to be subject to the terms and conditions of this Agreement.

                           ARTICLE VIII. MISCELLANEOUS

8.1 Binding Nature, Assignment, and Subcontracting. This Agreement shall be binding on the parties and their respective successors in interest and assigns, but MigraTEC shall not have the power to assign this Agreement without the prior written consent of EDS. If MigraTEC subcontracts or delegates any of its duties or obligations of performance in this Agreement or in a Purchase Order to any third party, MigraTEC shall remain fully responsible for complete performance of all of MigraTEC's obligations set forth in this Agreement or in such Purchase Order and for any such third party's compliance with the non-disclosure and confidentiality provisions set forth in this Agreement.

8.2 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties.

8.3 Headings. The Article and Section headings used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

8.4 Authorized Agency. From time to time and at any time, EDS may assume operational responsibility for computer software programs acquired directly or indirectly from MigraTEC by third parties which become customers or affiliates, or which are acquired by EDS, after the Effective Date.

     (a) With respect to such customers, and immediately upon execution of a contract between EDS and a customer, the computer software programs acquired from MigraTEC by such customer shall be governed by the terms and conditions of this Agreement except for pricing amounts which will be governed by the agreement between the customer and MigraTEC, and EDS may use such computer software programs in accordance with this Agreement at no additional charge to EDS or its customer, provided, however, that such computer software programs may only be used by EDS on behalf of that customer. With respect to each such customer, MigraTEC, EDS and the customer shall execute an access agreement authorizing EDS' use of the computer software programs. Such access agreement shall be in a form substantially similar to the Third Party System Access Agreement attached to this Agreement as Exhibit C.

     (b) With respect to any such affiliate, and upon MigraTEC's receipt of written notice from EDS and such affiliate, the license or other agreement governing the use and support of such computer software programs shall automatically be deemed to have been assigned to EDS, provided, however, that such assigned license or other agreement shall be superseded by, and the use and support of the computer software programs shall be governed by, the terms and conditions of this Agreement.

     (c) With respect to any third party with which EDS either (i) buys, leases, or otherwise acquires all or a substantial part of the assets or business of such third party, or (ii) consolidates with or merges with said third party, the license or other agreement governing the use and support of such computer software programs shall automatically be deemed to have been assigned to EDS. At that time, EDS may supersede such assigned license or other agreement with the terms and conditions of this Agreement, in which case the use and support of such computer software programs shall be governed by the terms and conditions of this Agreement, or EDS may elect to have the assigned license or other agreement continue to govern the use of such computer software programs.

8.5 Relationship of Parties. MigraTEC is performing pursuant to this Agreement only as an independent contractor. MigraTEC has the sole obligation to supervise, manage, contract, direct, procure, perform or cause to be performed its obligations set forth in this Agreement, except as otherwise agreed upon by the parties. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between MigraTEC and EDS. MigraTEC shall not act or attempt to act or represent itself, directly or by implication, as an agent of EDS or its affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, EDS or its affiliates.

8.6 Confidentiality. MigraTEC acknowledges that in the course of performance of its obligations pursuant to this Agreement, MigraTEC may obtain confidential and/or proprietary information of EDS or its affiliates or customers. "Confidential Information" includes: information relating to development plans, costs, finances, marketing plans, equipment configurations, data, access or security codes or procedures utilized or acquired, business opportunities, names of customers, research, and development; the terms, conditions and existence of this Agreement; the pricing provisions included within or incorporated into this Agreement; any information designated as confidential in writing or identified as confidential at the time of disclosure if such disclosure is verbal or visual; and any copies of the prior categories or excerpts included in other materials created by the recipient party. MigraTEC hereby agrees that all Confidential Information communicated to it by EDS, its affiliates, or customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed by MigraTEC, its agents or employees without the prior written consent of EDS. This provision shall not apply to Confidential Information which is (i) already known by MigraTEC without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of MigraTEC, (iii) rightfully received from a third party (other than an EDS customer or an EDS affiliate) without obligation of confidentiality, (iv) disclosed without similar restrictions by EDS to a third party (other than an EDS customer or an EDS affiliate),
     (v) approved by EDS for disclosure, or (vi) required to be disclosed pursuant to a requirement of a governmental agency or law so long as MigraTEC provides EDS with timely prior written notice of such requirement. Except with respect to Licensed Software, which shall be governed by the Section of this Agreement titled "Non-Disclosure," information received by EDS from MigraTEC shall only be considered proprietary and/or confidential after a separate agreement in the form of Exhibit D, attached hereto, has been executed by a duly authorized representative of each party for the specific purpose of disclosing such information. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

8.7 Media Releases. Except for any announcement intended solely for internal distribution by MigraTEC or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of MigraTEC, all media releases, public announcements, or public disclosures (including, but not limited to, promotional or marketing material) by MigraTEC or its employees or agents relating to this Agreement or its subject matter, or including the name, trade name, trade mark, or symbol of EDS or any affiliate of EDS, shall be coordinated with and approved in writing by EDS prior to the release thereof. MigraTEC shall not represent directly or indirectly that any Licensed Software or Service provided by MigraTEC to EDS has been approved or endorsed by EDS or include the name, trade name, trade mark, or symbol of EDS or any affiliate of EDS on a list of MigraTEC's customers without EDS' express written consent.

8.8 Dispute Resolution. In the event of any disagreement regarding performance under or interpretation of this Agreement and prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Agreement and shall attempt in good faith to reach a negotiated resolution by designating a representative of appropriate authority to resolve the dispute.

8.9 Electronic Communications. If MigraTEC and EDS mutually agree, business communications between the parties, including, but not limited to, purchase orders, invoices, and payment may be submitted electronically. In such case, the parties shall mutually agree in writing upon supplemental terms and conditions, including technical standards, for the electronic exchange of such items.

8.10 Proposals and Special Projects. EDS may request a written proposal, quote, or bid from MigraTEC for the provision of Licensed Software and/or Services for a specific EDS project which may be governed by separately negotiated terms and conditions. In such event, any Licensed Software and Services obtained for such project shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

8.11 Governmental Customers. This Agreement shall apply to the acquisition of Licensed Software or Services for use in or in support of the performance of, or resale under, a contract with a state, county, or local governmental entity (a "Governmental Customer"). MigraTEC and EDS may negotiate in good faith a supplemental agreement incorporating required flow-down provisions or other provisions relating to, applicable to, or required by such Governmental Customer or the proposed contract between EDS and such Governmental Customer. All Licensed Software and Services obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement, including purchases made by EDS in support of the United States Federal Government under a separate contract with MigraTEC.

8.12 International Business. This Agreement shall apply to the acquisition of Licensed Software and Services for use in or in support of the performance or remarketing of Licensed Software and Services in countries outside the United States and its territories. MigraTEC and EDS and/or their respective agents, distributors, or affiliates authorized to conduct business in such countries may negotiate in good faith supplemental agreements incorporating further terms and conditions required by local law. All Licensed Software and Services obtained pursuant to this Section shall be deemed for purposes of calculating accumulated purchases and any discounts set forth in this Agreement, to have been obtained pursuant to this Agreement.

8.13 Compliance with Laws. In the performance of Services or the provision of Licensed Software pursuant to this Agreement, MigraTEC shall comply with the requirements of all applicable laws, ordinances, and regulations of the United States or any state, country, or other governmental entity. In particular, MigraTEC agrees to comply with the United States Export Administration Act, Executive Order No. 11246, as amended by Executive Order No.11375, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, and the Americans With Disabilities Act. This Section incorporates by reference all provisions required by such laws, orders, rules, regulations, and ordinances. MigraTEC shall indemnify, defend, and hold EDS harmless from and against any and all claims, actions, or damages arising from or caused by MigraTEC's failure to comply with the foregoing.

8.14 Labor. MigraTEC shall comply with any labor jurisdictions applicable to MigraTEC's performance pursuant to this Agreement and shall cooperate with EDS in resolving any disputes resulting from any jurisdictional or labor claims or stoppages. Upon request by MigraTEC, EDS shall provide to MigraTEC clarification and guidelines regarding relationships with labor and MigraTEC's responsibilities with respect thereto.

8.15 Export. Neither party shall export any Licensed Software or information protected hereunder by an obligation of confidentiality from the United States, either directly or indirectly, without first obtaining a license or clearance as required from the U.S. Department of Commerce or other agency or department of the United States Government.

8.16 Notices. Wherever one party is required or permitted to give notice to the other pursuant to this Agreement, such notice shall be deemed given when delivered in hand, when mailed by registered or certified mail, return receipt requested, postage prepaid, or when sent by a third party courier service where receipt is verified by the receiving party's acknowledgment, and addressed as follows:

     In the case of EDS:

     Electronic Data Systems Corporation
     5400 Legacy Drive
     Plano, Texas 75024
     Attn: Manager, Contracts Administration

     In the case of MigraTEC:

     MIGRATEC, INC.
     12801 Stemmons Frwy.
     Suite 710
     Dallas, TX 75234
     Attn: Contracts Administrator

     Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective; first class, postage prepaid, mail shall be acceptable for provision of change of address notices.

8.17 Force Majeure. The term "Force Majeure" shall be defined to include fires or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand, or requirement of any governmental agency.

     (a) A party whose performance is prevented, restricted, or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition and takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

     (b) If, due to a Force Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than thirty (30) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, the

          Purchase Order or any portion thereof covering the delayed Products or Services.

     (c) If a Force Majeure condition or other delay by MigraTEC causes EDS to terminate its business relationship with a third party for whom delayed Products were ordered and EDS has no alternative use for the Products after using reasonable efforts to relocate or otherwise utilize the Products, then EDS may terminate the applicable Purchase Order and MigraTEC shall refund to EDS all amounts paid thereunder.

8.18 Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

8.19 Waiver. Any waiver of this Agreement or of any covenant, condition, or agreement to be performed by a party under this Agreement shall (i) only be valid if the waiver is in writing and signed by an authorized representative of the party against which such waiver is sought to be enforced, and (ii) apply only to the specific covenant, condition or agreement to be performed, the specific instance or specific breach thereof and not to any other instance or breach thereof or subsequent instance or breach.

8.20 Remedies. All remedies set forth in this Agreement, or available by law or equity shall be cumulative and not alternative, and may be enforced concurrently or from time to time.

8.21 Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

8.22 Nonexclusive Market and Purchase Rights. It is expressly understood and agreed that this Agreement does not grant to MigraTEC an exclusive right to provide to EDS any or all of the Licensed Software and Services and shall not prevent EDS from developing or acquiring from other suppliers computer software programs or services similar to the Licensed Software and Services. MigraTEC agrees that acquisitions by EDS pursuant to this Agreement shall neither restrict the right of EDS to cease acquiring nor require EDS to continue any level of such acquisitions. Estimates or forecasts furnished by EDS to MigraTEC prior to or during the term of this Agreement shall not constitute commitments.

8.23 GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL NOT BE GOVERNED BY THE PROVISIONS OF THE 1980 UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS. RATHER THESE RIGHTS AND OBLIGATIONS SHALL BE GOVERNED BY THE LAWS, OTHER THAN CHOICE OF LAW RULES, OF THE STATE OF TEXAS.

8.24 Entire Agreement. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed in the Agreement. This Agreement shall not be amended except by a written agreement signed by both parties. All exhibits, documents, and schedules referenced in this Agreement or attached to this Agreement, and each Purchase Order are an integral part of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and any such exhibits, documents, or schedules, the terms of this Agreement shall be controlling unless otherwise stated or agreed. In the event of a conflict between the terms and conditions of this Agreement and a Purchase Order issued in accordance with Article II, the Purchase Order shall be controlling with respect to those transactions covered by that Purchase Order. Any other terms or conditions included in any shrink-wrap license agreements, quotes, invoices, acknowledgments, bills of lading, or other forms utilized or exchanged by the parties shall not be incorporated in this Agreement or be binding upon the parties unless the parties expressly agree in writing or unless otherwise provided for in this Agreement.

     IN WITNESS WHEREOF, MIGRATEC and EDS acknowledge that each of the provisions of this Agreement were expressly agreed to and have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

ELECTRONIC DATA SYSTEMS CORPORATION          MIGRATEC, INC.


By: /s/ JOE B. DORFMEISTER                   By: /s/ CURTIS OVERSTREET
   ----------------------------------           --------------------------------
Printed Name: JOE B. DORFMEISTER             Printed Name: CURTIS OVERSTREET
             ------------------------                     ----------------------
Title: CONTRACT MANAGER                      Title: PRESIDENT
      -------------------------------              -----------------------------
Date:       9/15/98                          Date:           9-16-98
     --------------------------------             ------------------------------

                                             Fed. Tax ID #:  65-0125664

                                    EXHIBIT A
                             EDS BUSINESS PRACTICES

     EDS' suppliers have played a key role in our continuous growth and success. We sincerely appreciate your support. In order to avoid any conflict of interest between our suppliers and EDS employees and to keep business relationships on a professional basis, EDS has established and briefed its employees on the following business practices. Please review these business practices carefully and give a copy of this Exhibit to any of your associates who have a need to know.

1. EDS expects its suppliers to provide a quality product or service for which they will be fairly paid.

2. In selecting suppliers, EDS will test the market to assure quality of service and fairness of price.

3. No EDS employee is to ask for anything of value from a supplier. Gifts from a supplier such as tickets to athletic events, concerts or the theater, personal travel, or any type of personal item are discouraged by our business practices.

4. If any EDS employee is offered or accepts an item of value from a supplier, the employee is to report it to the appropriate EDS management.

5. If any EDS employee engages in any type of unethical behavior such as requesting anything of value from a supplier, the supplier is requested to report the incident to the Director of Purchasing or the General Counsel of EDS.

6. Occasional meals during visits to a supplier's facilities or a customer's location during which a supplier incurs normal and reasonable marketing expenses are acceptable. The EDS employee is required to report such meal expenses to their management.

     EDS appreciates your cooperation in complying with these business practices.

                                    EXHIBIT B
                            CHARGES, PRICES, AND FEES

A.   Purchase Order for Licensed Software

     Upon issuance of a Purchase Order for Licensed Software by EDS to MigraTEC in the amount of zero dollars ($0.00), EDS will receive:

     (a) A Corporate Software License for the Licensed Software (and any associated third party software); and

     (b) Support Services, as set forth in Section 4.8 of this Agreement are at no charge.

B.   LOSC Charges for Processed Code

     The software Charge per LOSC will be based upon the aggregate number of LOSC processed by EDS and shall be:

     a)   Initial LOSC Charge - For the first six (6) months from the Effective
                  Date the LOSC Charge is (i.e., through February 28, 1999 or                    $0.05/LOSC
                  the completion of the effected billing period, whichever is later.)

     b)   From the expiration of the initial price ((a) above) through December
                  31, 1999 the LOSC Charge is                                                    $0.075/LOSC

     c)   Thereafter LOSC Charges can escalate as provided in the Section of                      amount to
                  this Agreement titled Modifications to Charges                                be determined

     EDS will use the LOSC definition contained in this Agreement to calculate the LOSC processed. This will be done independent of the line counter contained in the Licensed Software. The Licensed Software counter's purpose is to limit the useful life of the software.

C.   Services

     All service rates assume services will be performed in the continental United States. The Charges for any services required by EDS to be provided outside the continental United States will be mutually agreed upon by the parties.

     (a)  Training Services

          Description - MigraTEC will provide on-site training in the use of MigraTEC2000. This training will include an overview and detailed walk through of the Product. This will be followed by a tutorial exercise, with the participants utilizing the Product on a sample set of source code provided by MigraTEC. Training sessions will follow the guidelines established in Exhibit E, Training Services.

          Cost - MigraTEC will provide a total of three training sessions (as described above) at an EDS' facility at no charge to EDS except travel expenses in accordance with EDS' guidelines for its own employees. Additional training services can be obtained from MigraTEC at $1,500 per day for the instructor plus travel expenses (in accordance with EDS' guidelines for its own employees).

          Any training customization can be obtained at a rate of $125 per hour plus travel expenses (in accordance with EDS' guidelines for its own employees).

     (b)  Product Support:

          Description- MigraTEC will provide on-site consulting services, based upon specific requirements and scheduling constraints at any point in time. MigraTEC consultants include project managers, technical team leaders, data base administrators for all supported databases, programming consultants in all languages we support, etc.

          Cost- MigraTEC consulting services are charged at $125 per hour plus expenses (in accordance with EDS' guidelines for its own employees).

     (c)  Development:

          Description- MigraTEC will develop capabilities and enhancements, based upon the request of EDS and the joint definition of project scope.

          Cost- MigraTEC personnel costs for the development of additional Licensed Software capabilities will be charged at a 25% discount from the then current per-hour rates published by MigraTEC.

     (d)  Installation Services:

          Description- MigraTEC will install their Products at EDS' request.

          Cost- The cost of such installation will be based upon a rate of $125 per hour plus expenses (in accordance with EDS' guidelines for its own employees).

     (e)  MigraTEC Factory Services

          Description- MigraTEC will provide conversion Services for certain types of source code sent to it by EDS.

          Cost-
                  C and C++                                                             $0.35/ LOSC
                  Other languages as agreed to by MigraTEC in
                  writing prior to a purchase order being issues                        $0.40/ LOSC

D.   Other MigraTEC Products

     For Products other than those based upon a LOSC Charge, EDS shall be entitled to acquire a software license from MigraTEC at a minimum of a thirty percent (30%) discount off of MigraTEC's then current published price list or as agreed upon by the parties.

                                    EXHIBIT C
                       THIRD PARTY SYSTEM ACCESS AGREEMENT

                                      AMONG

                                   {CUSTOMER},

                                 MIGRATEC, INC.

                                       AND

                       ELECTRONIC DATA SYSTEMS CORPORATION

     THIS Third Party System Access Agreement (the "Access Agreement") effective as of {Effective Date}, is by and among CUSTOMER LEGAL NAME ("Customer"), MIGRATEC, INC. ("MigraTEC") and ELECTRONIC DATA SYSTEMS CORPORATION ("EDS").

                              W I T N E S S E T H:

     WHEREAS, MigraTEC owns certain software products (hereinafter referred to as "Software") more specifically described in the {"MigraTEC/Customer Agreement Name}, dated {MigraTEC/Customer Agreement Date}, between Customer and MigraTEC (the "License Agreement"); and

     WHEREAS, MigraTEC and EDS have entered into a {EDS/MigraTEC Agreement Name}, dated {EDS/MigraTEC Agreement Date}, pursuant to which EDS may obtain certain software products and services from MigraTEC (the "Master Agreement");

     WHEREAS, Customer and EDS have entered into an information technology services agreement (the "ITS Agreement") pursuant to which EDS will provide data processing and other services ("Services") requiring that EDS have access to the Software; and

     WHEREAS, the parties desire that EDS undertake appropriate contractual commitments to assure that the Software will be used only in accordance with and subject to the terms and conditions of the Master Agreement and this Access Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer, MigraTEC and EDS hereby agree as follows:

1. MigraTEC hereby grants EDS the right to use, execute, store and display (collectively "Access") the Software set forth in Attachment 1 to this Access Agreement for the purpose of performing its obligations pursuant to the ITS Agreement. The parties agree that payment amounts will be governed by the existing license between MigraTEC and customer; however, EDS' Access of such Software, and MigraTEC's support and maintenance obligations with respect to the Software, shall be governed by the terms and conditions of the Master Agreement; provided, however, EDS may Access the Software for the sole and exclusive purpose of providing Services on behalf of Customer.

2. Customer shall be entitled to all protections under the Master Agreement, including, but not limited to, proprietary rights indemnification as defined in the Master Agreement.

3. The parties agree that EDS shall be Customer's agent for payment of any fees due to MigraTEC under the Master Agreement from the date of this Access Agreement until MigraTEC is notified otherwise. In the event of a conflict between this Access Agreement and the License Agreement, this Access Agreement will prevail.

4. This Access Agreement shall commence as of the date first set forth above and shall continue in effect until the earlier of (i) the termination of the ITS Agreement, (ii) MigraTEC's receipt of written notice from EDS that EDS' need to Access the Software has ceased, or (iii) the termination of the License Agreement. Upon termination of this Access Agreement, EDS shall discontinue all use of the Software and; provided that the License Agreement has not terminated, Customer's continued use of and MigraTEC's support and maintenance obligations with respect to the Software shall be governed by the terms and conditions of the License Agreement. At such time, EDS shall have no further liability or responsibility with respect to such Software.

     IN WITNESS WHEREOF, the parties have caused this Access Agreement to be executed as of the dates indicated.

MIGRATEC, INC.                                         {CUSTOMER}

By:                                          By:
  ------------------------------------          --------------------------------
Printed Name:                                Printed Name:
             -------------------------                    ----------------------
Title:                                       Title:
      --------------------------------             -----------------------------
Date:                                        Date:
     ---------------------------------            ------------------------------

ELECTRONIC DATA SYSTEMS CORPORATION

By:
  ------------------------------------
Printed Name:
             -------------------------
Title:
      --------------------------------
Date:
     ---------------------------------

                                  ATTACHMENT 1

                                    SOFTWARE

     This Attachment 1 shall automatically be deemed to include any and all software products obtained by Customer from MigraTEC after the effective date of the ITS Agreement.

                                    EXHIBIT D
                            NON-DISCLOSURE AGREEMENT

     THIS NON-DISCLOSURE AGREEMENT, dated |D|, is between ELECTRONIC DATA SYSTEMS CORPORATION ("EDS") and MIGRATEC, INC. ("MigraTEC").

                              W I T N E S S E T H:

     WHEREAS, MigraTEC may provide information to EDS in connection with the business purposes described in Schedule A, attached hereto, (the "Business Purpose") and MigraTEC desires EDS to keep certain of such information confidential; and

     WHEREAS, in consideration of the disclosure of such information to EDS, EDS is willing to keep such information confidential in accordance with the terms and conditions set forth in this Non-Disclosure Agreement;

     NOW, THEREFORE, EDS and MigraTEC hereby agree as follows:

1. Information. As used herein, "Information" shall mean both (i) written information received by EDS from MigraTEC which is marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to EDS by MigraTEC in such written form promptly after such oral or visual disclosure.

2. Confidentiality. EDS may use Information received under this Non-Disclosure Agreement, and may provide such Information to its affiliates and their respective employees for their use, only in connection with the Business Purpose. EDS agrees that, for a period of one (1) year from receipt of Information, EDS will treat the Information with the same degree of care and confidentiality which EDS provides for similar information belonging to EDS which EDS does not wish disclosed to the public, but not less than reasonable care. The foregoing shall not prevent EDS from disclosing Information which is (i) already known by EDS without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of EDS, (iii) rightfully received from a third party without obligation of confidentiality, (iv) independently developed by EDS without use of the Information, (v) disclosed without similar restrictions by MigraTEC to a third party, (vi) approved by MigraTEC for disclosure, or
     (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as EDS provides MigraTEC with timely prior written notice of such requirement.

3. Return of Information. Upon completion of the Business Purpose and upon the written request of MigraTEC, EDS shall return all copies of the Information to MigraTEC or certify in writing that all copies of the Information have been destroyed. EDS may return the Information, or any part thereof, to MigraTEC at any time.

4. Disclaimer of Warranty and Limitation of Liability. MigraTEC makes no warranty, express or implied, with respect to the Information. Neither party shall be liable to the other hereunder for amounts representing loss of profits, loss of business, or indirect, consequential, exemplary, or punitive damages of the other party in connection with the provision or use of the Information hereunder.

5. No Further Rights. Nothing contained in this Non-Disclosure Agreement shall be construed as granting or conferring any rights by license or otherwise in the Information except as provided hereunder.

6. No Commitment. The parties expressly agree that the provision of Information under this Non-Disclosure Agreement and discussions held in connection with the Business Purpose shall not prevent EDS from pursuing similar discussions with third parties or obligate EDS to continue discussions with MigraTEC or to take, continue or forego any action relating to the Business Purpose. Any estimates or forecasts provided by EDS to MigraTEC shall not constitute commitments.

7. Media Releases. All media releases and public announcements or disclosures by MigraTEC relating to this Non-Disclosure Agreement, its subject matter or the Business Purpose shall be coordinated with and approved by EDS in writing prior to the release thereof.

8. Miscellaneous. Any notices required by this Non-Disclosure Agreement shall be given in hand or sent by first class mail to the applicable address set forth in Schedule A. The parties agree that this Non-Disclosure Agreement and any attachments hereto (i) are the complete and exclusive statement between the parties with respect to the protection of the confidentiality of the Information, (ii) supersede all related discussions and other communications between the parties, (iii) may only be modified in writing by authorized representatives of the parties, and (iv) SHALL BE GOVERNED BY THE LAWS, OTHER THAN CHOICE OF LAW RULES, OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, EDS and MigraTEC have each caused this Non-Disclosure Agreement to be signed and delivered by its duly authorized officer or representative, all as of the date first set forth above.

ELECTRONIC DATA SYSTEMS CORPORATION          MIGRATEC, INC.


By:                                          By:
  ------------------------------------          --------------------------------
Printed Name:                                Printed Name:
             -------------------------                    ----------------------
Title:                                       Title:
      --------------------------------             -----------------------------
Date:                                        Date:
     ---------------------------------            ------------------------------

                                   SCHEDULE A
                          BUSINESS PURPOSE AND NOTICES

Business Purpose:

         [ ]

Addresses for Notices:

         EDS:

         Electronic Data Systems Corporation
         5400 Legacy Drive
         Plano, Texas 75024
         Attention: Manager, Contracts Administration

         MigraTEC:

         MIGRATEC, INC.
         12801 Stemmons Frwy.
         Suite 710
         Dallas, TX 75234
         Attention: Contracts Administrator

                                    EXHIBIT E
                                TRAINING SERVICES

1.   Certain Definitions. The following definitions apply to this Exhibit:

     (a) "EDS Students" means employees of EDS and employees of EDS' customers or suppliers who receive Training Services and participate as students.

     (b) "Training Services" includes, but is not limited to, student and instructor training, and time and material services provided or to be provided by MigraTEC pursuant to the Agreement and this Exhibit.

     (c) "Location" means the place where Training Services are performed or are to be performed and/or where Documentation for Training Services is to be delivered.

2. Supplemental MigraTEC Obligations. MigraTEC will provide to EDS the Training Services specified in each Purchase Order in accordance with the terms and conditions set forth in this Agreement and this Exhibit and will:

     (a) Designate an individual who will be EDS' contact person at MigraTEC during the term of this Agreement and who shall have the authority and power to make management decisions relating to Training Services on behalf of MigraTEC. Such individual shall provide, at the request of EDS and within a reasonable period of time, any requested management decisions. MigraTEC may change the contact person upon notice to EDS.

     (b) Provide sufficient Documentation for each EDS Student at no charge to EDS. EDS Students may retain all such Documentation after completion of the Training Services to which such Documentation applies.

     (c) Provide necessary education aids, such as references, films, overheads, or other similar instructional aids for use with Training Services.

     (d) If Training Services are to occur at an EDS Location, request in writing in advance, any education or audiovisual materials or equipment which should be present at the EDS Location for use in teaching. Such materials or equipment may include, but shall not be limited to, overhead projectors, film projectors, flip charts, boards and markers, personal computers for EDS Students' use, etc. ("Training Aids").

     (e) For Training Services which occur at an EDS Location, allow for the substitution or cancellation of EDS Students at no additional charge.

     (f) Provide to EDS, within thirty (30) days of the end of each calendar quarter, a written report for the previous quarter indicating the Location, the dates, the aggregated Charges paid by EDS, and the number of EDS Students in attendance for all Training Services provided by MigraTEC during the previous quarter.

     (g) Provide sufficient Employees for each Training Service offering to maintain a maximum student-to-instructor ratio of eight (8) students to one (1) instructor, unless otherwise agreed.

3. Supplemental EDS Obligations. EDS will, at its own cost and expense, provide classroom facilities and reasonable and necessary Training Aids, based on availability and discretion, for classes at an EDS Location.

4. Open and Closed Training Services. A Purchase Order shall indicate if a course is "open," which means that EDS Students and other commercial students may attend the course, or "closed," which means the course is only available to EDS Students. Public classes at MigraTEC's Location shall always be considered open.

5. Charges. Where EDS is paying for Training Services on a flat fee per class basis, EDS shall not be required to pay any additional sums in the event of student substitution or the student fails to attend the class without notice. Where EDS is paying for the Training Services on a flat fee per student basis, EDS shall be required to pay only for those EDS Students actually in attendance.

                                    EXHIBIT F
                              DEVELOPMENT SERVICES

1. Developed Software. "Developed Software" means computer software programs, including Development Documents (as later defined in this Agreement), developed or to be developed by MigraTEC and/or Employees pursuant to this Agreement. The parties agree that the definition of Work Product(s) shall be modified to include Developed Software.

2. Provision of Development Services. MigraTEC shall perform development Services to the extent agreed upon by the parties for a particular EDS project (the "Project"). With respect to each Project, the parties shall agree in writing upon supplemental terms and conditions applicable to the performance of the Project including, for example and without limitation,
     (i) a price and milestone payment schedule, (ii) a Project performance schedule, including the appropriate work steps and phases, (iii) Applicable Specifications, (iv) functional and detailed design specifications, and (v) a schedule of those items or tasks to be performed by MigraTEC which must be approved by EDS or performed to the satisfaction of EDS ("Deliverables"). The terms and conditions established for a Project shall be incorporated in this Agreement, and may be amended upon the mutual written agreement of the Project Managers (as later defined in this Agreement). The Section of this Agreement titled "Time and Materials Services" shall also apply to the Project if the development Services are performed on a time and materials basis.

3. Project Management. For each Project, MigraTEC and EDS shall each designate a project manager (the "Project Managers") who shall have the responsibilities set forth in this Exhibit and as otherwise agreed upon by the parties. Each Project Manager shall be responsible for providing timely management decisions as required or requested relating to the Project. From time to time at the request of the EDS Project Manager, the MigraTEC Project Manager shall provide to the EDS Project Manager a written report of the status of the Project.

4. Approval of Deliverables. The supplemental Project terms and conditions shall establish time frames for the acceptance process of Deliverables; any reference to dates or time periods in this Section shall mean the dates mutually agreed upon by the parties in, or determined in accordance with, such terms and conditions. The MigraTEC Project Manager shall submit each Deliverable to the EDS Project Manager on or before the specified delivery date. Within the established time frame, EDS shall approve or disapprove the Deliverable by providing written notice to MigraTEC. EDS shall describe in any disapproval the ways in which the Deliverable fails to conform to the established requirements and/or the Applicable Specifications for the Project or portion thereof; EDS may also suggest corrections or improvements which may cause the Deliverable to meet such standard. MigraTEC shall resubmit the Deliverable to EDS for approval as provided in this Section, within the established cure period. EDS may extend the period of time for resubmission of the Deliverable if MigraTEC submits a written request outlining the specific reasons why MigraTEC cannot comply with the requirements together with MigraTEC's proposed alternative schedule for resubmission of the Deliverable. MigraTEC may submit draft versions of a Deliverable prior to the required date for the informal comment of the EDS Project Manager. EDS' approval of a Deliverable only indicates that EDS has reviewed the Deliverable and detected no errors or omissions sufficient enough to warrant the withholding or denial of payment, if any, for such Deliverable. EDS' approval of a Deliverable does not discharge MigraTEC's obligation to provide a completed Developed Software that as a whole conforms to the Applicable Specifications.

5. Acceptance Testing Procedures. In connection with each Project, the parties shall mutually agree upon appropriate acceptance testing criteria and procedures for the Developed Software. The applicable acceptance testing criteria and procedures must be successfully satisfied and performed prior to EDS' acceptance of the Developed Software. If any defects or deficiencies are discovered during acceptance testing, EDS shall so notify MigraTEC, and MigraTEC shall have thirty (30) days from receipt of such notice to correct the deficiencies. If necessary, MigraTEC and EDS may mutually agree upon an additional time period in order to continue acceptance testing of the corrected Developed Software. For purposes of an item of Developed Software, the term "Acceptance Date" shall mean the date when the Developed Software successfully satisfies the applicable acceptance testing criteria. Acceptance of an item of Developed Software does not waive any warranty rights provided in this Agreement for Developed Software.

6. Change Orders. By providing written notice to the MigraTEC Project Manager, EDS may request MigraTEC to perform additional work or changes within the general scope of the Project and MigraTEC agrees to perform such work or changes. If a change causes an increase or decrease in the price or time required for performance as mutually determined by the Project Managers, a negotiated adjustment shall be made in the Project price and/or performance schedule. Changes outside the general scope of the Project shall be governed by the following Section.

7. Additional Work. By providing written notice to the MigraTEC Project Manager, EDS may request MigraTEC to perform additional Services outside the general scope of a Project. At its option, MigraTEC may submit, at no charge to EDS, a written proposal for such Services including a price/cost proposal, expenses related to travel, lodging and meals, a delivery schedule, and any other information reasonably related to such request. Within a reasonable time period requested by MigraTEC, EDS shall accept or reject such proposal. If MigraTEC chooses not to provide a proposal in response to EDS' request, MigraTEC shall promptly notify EDS.

8. Ownership of Developed Software. EDS shall have Ownership Rights in and to all Developed Software, whether completed or partially completed, and all documents developed or exchanged during or in support of a Project, whether completed or partially completed (the "Development Documents") as set forth in the Section titled "Ownership of Intellectual Property Rights" elsewhere in this Agreement. To the extent that Existing Materials are required in order to use the Developed Software as contemplated in this Agreement, MigraTEC shall grant to EDS, its subsidiaries and affiliates rights as set forth in the Section titled "Use of Existing Materials" elsewhere in this Agreement.

9. Remedies for Failure to Perform. If MigraTEC defaults in the performance of a Project EDS may, in its sole discretion, elect to (i) terminate the Project, return to MigraTEC all Development Documents and receive a refund from MigraTEC of all amounts paid to MigraTEC with respect to the Project,
     (ii) enter into a joint development effort with MigraTEC to complete the Project at no additional charge to EDS, (iii) extend the time for MigraTEC performance at no additional charge to EDS, (iv) continue development itself or in connection with a third party, and/or (v) terminate the Project. The foregoing remedies do not constitute exclusive remedies. In the event EDS elects to continue development efforts itself, or to continue development efforts with the involvement of a third party, MigraTEC shall provide to EDS all MigraTEC proprietary or other information reasonably required to complete such development. EDS agrees that any third parties pursuing such development with EDS shall agree to comply with non-disclosure and confidentiality provisions to protect MigraTEC's information. EDS may use the information as necessary in order to complete the Project.

10. Rights Upon Project Completion. Upon completion or termination of a Project for any reason, MigraTEC shall provide to EDS all copies of all Developed Software and Development Documents, whether completed or partially completed, (except if EDS elects (i) in the previous Section) and shall return to EDS any and all copies of all information provided by EDS to MigraTEC in connection with the Project. EDS shall be entitled to obtain maintenance and support Services for Developed Software under the Sections governing support of Licensed Software.